FOR IMMEDIATE RELEASE	October 23, 2025

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
THIRD QUARTER OF 2025
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) ("we," "our," or the "Company") today reported results for the third quarter of 2025.
Third Quarter 2025 Summary1
•Net income of $17.0 million, or $0.82 per diluted common share. Adjusted earnings of $18.1 million, or $0.872 per common share.
◦Noninterest income was $10.3 million, which included a negative MSR valuation adjustment of $611 thousand.
◦Noninterest expense was $37.6 million, which included a $655 thousand loss on extinguishment of debt and merger-related costs of $132 thousand.
◦Efficiency ratio of 58.21%2.
•Net interest margin (tax equivalent) was 3.57%2; core net interest margin expanded 1 basis point ("bps") to 3.50%2.
•Annualized loan growth of 3.5%.
•Total deposits increased 1.7% from the linked quarter.
•Tangible book value per share of $24.962, an increase of 4.3%.
•Criticized loans ratio improved 16 bps to 4.99% and nonperforming loans ratio improved 17 bps to 0.68%.
•Common equity tier 1 ("CET1") capital ratio improved 8 bps to 11.10%.

CEO Commentary
Charles (Chip) Reeves, Chief Executive Officer of the Company, commented, "We are absolutely thrilled with the announcement of our partnership with Nicolet Bankshares, Inc. that will create the pre-eminent Midsize bank in the Upper Midwest. We share common values with an extreme focus on our customers and team members and we look forward to the future of the combined Nicolet, and the positive impact we will have on the communities MidWestOne has served for decades.
The third quarter of 2025 saw the power of our team and their dedicated focus on our clients and the execution of our strategic initiatives come to fruition. Return on average assets reached 1.09%, driven by solid loan and deposit growth, expanded noninterest income and disciplined expense management. Three years ago, we dedicated ourselves to building a pre-eminent Commercial & Industrial ("C&I") bank in the lower middle to middle market space within our geographic footprint. That objective continues to bear fruit with year over year C&I loan growth of 10.9%, noninterest bearing deposit balances up 4.4% and treasury management revenues climbing at low double-digit rates. In addition, our complementary wealth management business, driven by talent and client acquisition and broad market gains, increased noninterest income 19.0% from the prior year.
I'm incredibly proud of our dedicated MidWestOne team who continue to focus on our customer and one another and could not be more excited as we build momentum for the remainder of 2025 and sprint to the start of 2026.”
1 Third Quarter Summary compares to the second quarter of 2025 (the "linked quarter") unless noted.
2 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

	As of or for the quarter ended			Nine Months Ended
(Dollars in thousands, except per share amounts and as noted)	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Financial Results
Revenue	$61,261	$60,231	$(92,867)	$179,067	$9,515
Credit loss expense	2,132	11,889	1,535	15,708	7,491
Noninterest expense	37,637	35,767	35,798	109,697	107,124
Net income (loss)	17,015	9,980	(95,707)	42,133	(76,619)
Pre-tax pre-provision net revenue(3)	23,624	24,464	(128,665)	69,370	(97,609)
Adjusted earnings(3)	18,054	10,176	9,141	43,532	21,762
Per Common Share
Diluted earnings (loss) per share	$0.82	$0.48	$(6.05)	$2.03	$(4.86)
Adjusted earnings per share(3)	0.87	0.49	0.58	2.09	1.38
Book value	29.37	28.36	27.06	29.37	27.06
Tangible book value(3)	24.96	23.92	22.43	24.96	22.43
Balance Sheet & Credit Quality
Loans In millions	$4,419.6	$4,381.2	$4,328.8	$4,419.6	$4,328.8
Investment securities In millions	1,175.7	1,235.0	1,623.1	1,175.7	1,623.1
Deposits In millions	5,479.0	5,388.1	5,368.7	5,479.0	5,368.7
Net loan charge-offs In millions	15.3	0.2	1.7	18.6	2.4
Allowance for credit losses ratio	1.17%	1.50%	1.25%	1.17%	1.25%
Selected Ratios
Return on average assets	1.09%	0.65%	(5.78)%	0.91%	(1.54)%
Net interest margin, tax equivalent(3)	3.57%	3.57%	2.51%	3.53%	2.42%
Return on average equity	11.34%	6.81%	(69.05)%	9.63%	(19.03)%
Return on average tangible equity(3)	14.08%	8.84%	(82.78)%	12.22%	(22.17)%
Efficiency ratio(3)	58.21%	56.20%	70.32%	57.91%	65.20%
REVENUE REVIEW

Revenue				Change	Change
				3Q25 vs	3Q25 vs
(Dollars in thousands)	3Q25	2Q25	3Q24	2Q25	3Q24
Net interest income	$51,008	$49,982	$37,521	2%	36%
Noninterest income (loss)	10,253	10,249	(130,388)	—%	(108)%
Total revenue, net of interest expense	$61,261	$60,231	$(92,867)	2%	(166)%
Total revenue for the third quarter of 2025 increased $1.0 million from the second quarter of 2025 due primarily to higher net interest income during the quarter. When compared to the third quarter of 2024, total revenue increased $154.1 million due to higher net interest income and noninterest income. Excluding the pre-tax securities impairment loss of $140.4 million recognized in the third quarter of 2024 as part of the balance sheet repositioning, total revenue increased $13.8 million.
Net interest income of $51.0 million for the third quarter of 2025 increased $1.0 million from the second quarter of 2025 due primarily to higher earning asset volumes, partially offset by higher funding volumes. When compared to the third quarter of 2024, net interest income increased $13.5 million due to higher earning asset yields and lower funding volumes and costs, partially offset by lower earning asset volumes.
The Company's tax equivalent net interest margin was 3.57%3 in both the third quarter of 2025 and the second quarter of 2025, driven by minimal change in interest bearing liability costs and earning asset yields.
The Company's tax equivalent net interest margin was 3.57%3 in the third quarter of 2025, compared to 2.51%3 in the third quarter of 2024, driven by higher earning asset yields and lower interest bearing liability costs. Total earning assets yield increased 64 bps from the third quarter of 2024, primarily due to an increase of 191 bps in total investment securities. Interest bearing liability costs decreased 47 bps to 2.40%, due to long-term debt costs of 6.33% and interest bearing deposit costs of 2.31%, which decreased 58 bps, and 27 bps, respectively, from the third quarter of 2024.
3 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

Noninterest Income				Change	Change
				3Q25 vs	3Q25 vs
(Dollars in thousands)	3Q25	2Q25	3Q24	2Q25	3Q24
Investment services and trust activities	$4,059	$3,705	$3,410	10%	19%
Service charges and fees	2,423	2,190	2,170	11%	12%
Card revenue	1,752	1,934	1,935	(9)%	(9)%
Loan revenue	924	1,417	760	(35)%	22%
Bank-owned life insurance	703	677	879	4%	(20)%
Investment securities losses, net	—	—	(140,182)	—%	(100)%
Other	392	326	640	20%	(39)%
Total noninterest income	$10,253	$10,249	$(130,388)	—%	(108)%

MSR adjustment (included above in Loan revenue)	$(611)	$(264)	$(1,026)	131%	(40)%
Noninterest income for the third quarter of 2025 compared to the linked quarter was stable at $10.3 million, with increases of $0.4 million and $0.2 million in investment services and trust activities revenue and service charges and fees, respectively. The increase in investment services and trust activities revenue was driven by higher assets under administration. Partially offsetting these increases was a decline in loan revenue, stemming primarily from a $0.3 million unfavorable change in the fair value of our mortgage servicing rights and a $0.3 million decline in SBA gain on sale revenue, coupled with a $0.2 million decline in card revenue.
Noninterest income for the third quarter of 2025 increased $140.6 million from the third quarter of 2024 due primarily to the balance sheet-repositioning related securities impairment recognized in the third quarter of 2024 previously noted. Also contributing to the increase was a $0.7 million increase in investment services and trust activities revenue stemming from higher assets under administration, coupled with an increase of $0.3 million in service charges and fees. Partially offsetting these increases were declines of $0.2 million each in card revenue, bank-owned life insurance, and other revenue.
EXPENSE REVIEW

Noninterest Expense				Change	Change
				3Q25 vs	3Q25 vs
(Dollars in thousands)	3Q25	2Q25	3Q24	2Q25	3Q24
Compensation and employee benefits	$22,312	$21,011	$19,943	6%	12%
Occupancy expense of premises, net	2,690	2,540	2,443	6%	10%
Equipment	2,601	2,550	2,486	2%	5%
Legal and professional	2,067	2,153	2,261	(4)%	(9)%
Data processing	1,568	1,486	1,580	6%	(1)%
Marketing	624	762	619	(18)%	1%
Amortization of intangibles	1,143	1,252	1,470	(9)%	(22)%
FDIC insurance	780	851	923	(8)%	(15)%
Communications	155	161	159	(4)%	(3)%
Foreclosed assets, net	401	83	330	383%	22%
Other	3,296	2,918	3,584	13%	(8)%
Total noninterest expense	$37,637	$35,767	$35,798	5%	5%

Merger-related Expenses

(Dollars in thousands)	3Q25	2Q25	3Q24
Legal and professional	$132	$—	$127
Other	—	—	6
Total merger-related expenses	$132	$—	$133
Noninterest expense for the third quarter of 2025 increased $1.9 million from the linked quarter, primarily due to increases of $1.3 million, $0.4 million and $0.3 million in compensation and employee benefits, other expense, and foreclosed assets, net, respectively. The increase in compensation and employee benefits stemmed primarily from the $1.1 million Employee Retention Credit claim that was received in the second quarter of 2025, which did not recur. The increase in other expense stemmed from a $0.7 million loss on the extinguishment of debt related to the redemption of the Company's subordinated notes in July 2025. The increase in foreclosed assets, net was attributable to a $0.3 million write-down. Partially offsetting these increases was a decline of $0.1 million in marketing expense.

Noninterest expense for the third quarter of 2025 compared to the same period of the prior year increased $1.8 million, primarily due to an increase of $2.4 million in compensation and employee benefits driven by wage expense increases due to headcount, medical benefits expense, and incentive expense. The increase in noninterest expense was partially offset by decreases in amortization of intangibles expense and other expense of $0.3 million each.
The Company's effective tax rate was 20.8% in the third quarter of 2025, compared to 20.6% in the linked quarter. The effective income tax rate for the full year 2025 is expected to be 21.5-22.5%.
BALANCE SHEET REVIEW
Total assets were $6.25 billion at September 30, 2025, compared to $6.16 billion at June 30, 2025 and $6.55 billion at September 30, 2024. The increase from June 30, 2025 was primarily due to higher cash and loan volumes, partially offset by lower security volumes. Compared to September 30, 2024, the decrease was primarily driven by lower security volumes, partially offset by higher loan and cash volumes.

Loans Held for Investment	September 30, 2025		June 30, 2025		September 30, 2024
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(Dollars in thousands)
Commercial and industrial	$1,274,881	28.8%	$1,226,265	28.0%	$1,149,758	26.6%
Agricultural	133,612	3.0	128,717	2.9	112,696	2.6
Commercial real estate
Construction and development	256,532	5.8	280,918	6.4	386,920	8.9
Farmland	194,921	4.4	186,494	4.3	182,164	4.2
Multifamily	451,020	10.2	438,193	10.0	409,544	9.5
Other	1,396,155	31.6	1,407,469	32.1	1,353,513	31.2
Total commercial real estate	2,298,628	52.0	2,313,074	52.8	2,332,141	53.8
Residential real estate
One-to-four family first liens	462,171	10.5	467,970	10.7	485,210	11.2
One-to-four family junior liens	196,862	4.5	188,671	4.3	176,827	4.1
Total residential real estate	659,033	15.0	656,641	15.0	662,037	15.3
Consumer	53,474	1.2	56,491	1.3	72,124	1.7
Loans held for investment, net of unearned income	$4,419,628	100.0%	$4,381,188	100.0%	$4,328,756	100.0%

Total commitments to extend credit	$1,162,383		$1,074,935		$1,149,815
Loans held for investment, net of unearned income at September 30, 2025 were $4.42 billion, increasing $38.4 million, or 0.9%, from $4.38 billion at June 30, 2025 and increasing $90.9 million, or 2.1%, from $4.33 billion at September 30, 2024. The increases across both periods were primarily driven by organic loan growth and higher line of credit usage.

Investment Securities	September 30, 2025	June 30, 2025	September 30, 2024
(Dollars in thousands)	Balance	Balance	Balance
Available for sale	$1,175,656	$1,235,045	$1,623,104
Investment securities at September 30, 2025 were $1.18 billion, decreasing $59.4 million from June 30, 2025 and decreasing $447.4 million from September 30, 2024. The decrease from the second quarter of 2025 was primarily due to principal cash flows received from scheduled payments, calls, and maturities. The decrease from the third quarter of 2024 stemmed primarily from the sale of debt securities in connection with a balance sheet repositioning as previously discussed, as well as principal cash flows received from scheduled payments, calls, and maturities.

Deposits	September 30, 2025		June 30, 2025		September 30, 2024
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$958,080	17.5%	$910,693	16.9%	$917,715	17.1%
Interest checking deposits	1,210,637	22.1	1,206,096	22.5	1,230,605	23.0
Money market deposits	972,139	17.7	971,048	18.0	1,038,575	19.3
Savings deposits	912,879	16.7	851,636	15.8	768,298	14.3
Time deposits of $250 and under	845,104	15.4	837,302	15.5	844,298	15.7
Total core deposits	4,898,839	89.4	4,776,775	88.7	4,799,491	89.4
Brokered time deposits	200,000	3.7	200,000	3.7	200,000	3.7
Time deposits over $250	380,157	6.9	411,323	7.6	369,236	6.9
Total deposits	$5,478,996	100.0%	$5,388,098	100.0%	$5,368,727	100.0%

Total deposits at September 30, 2025 were $5.48 billion, increasing $90.9 million, or 1.7%, from $5.39 billion at June 30, 2025, and increasing $110.3 million, or 2.1%, from $5.37 billion at September 30, 2024. Noninterest bearing deposits at September 30, 2025 were $958.1 million, an increase of $47.4 million from June 30, 2025 and an increase of $40.4 million from September 30, 2024.

Borrowed Funds	September 30, 2025		June 30, 2025		September 30, 2024
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Short-term borrowings	$—	—%	$—	—%	$410,630	78.1%
Long-term debt	97,973	100.0%	112,320	100.0%	115,051	21.9%
Total borrowed funds	$97,973		$112,320		$525,681

Borrowed funds were $98.0 million at September 30, 2025, a decrease of $14.3 million from June 30, 2025 and a decrease of $427.7 million from September 30, 2024. The decrease compared to the linked quarter was due to the redemption of the entire $65.0 million outstanding principal of the Company's 5.75% Fixed-to-Floating Rate Subordinated Notes due 2030 on July 30, 2025, utilizing a combination of cash on hand and proceeds from a $50.0 million senior term note that closed on July 29, 2025. The senior term note is structured as a 5-year maturity, 7-year amortization facility, and bears interest at a floating rate of 1-month term SOFR plus 1.75%. The decrease compared to September 30, 2024 was primarily due to the pay-off of $405.0 million of Bank Term Funding Program borrowings and the the subordinated notes redemption, partially offset by the senior term note, both as previously discussed.

Capital	September 30,	June 30,	September 30,
(Dollars in thousands)	2025 (1)	2025	2024
Total shareholders' equity	$606,056	$589,040	$562,238
Accumulated other comprehensive loss	(49,376)	(57,557)	(58,842)
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage to average assets ratio	9.73%	9.62%	8.78%
Common equity tier 1 capital to risk-weighted assets ratio	11.10%	11.02%	9.91%
Tier 1 capital to risk-weighted assets ratio	11.95%	11.88%	10.70%
Total capital to risk-weighted assets ratio	13.08%	14.44%	12.96%
MidWestOne Bank
Tier 1 leverage to average assets ratio	10.38%	10.43%	9.69%
Common equity tier 1 capital to risk-weighted assets ratio	12.78%	12.95%	11.83%
Tier 1 capital to risk-weighted assets ratio	12.78%	12.95%	11.83%
Total capital to risk-weighted assets ratio	13.92%	14.20%	12.88%
(1) Regulatory capital ratios for September 30, 2025 are preliminary
Total shareholders' equity at September 30, 2025 increased $17.0 million from June 30, 2025 and increased $43.8 million from September 30, 2024, driven primarily by a decrease in accumulated other comprehensive loss and an increase in retained earnings, partially offset by an increase in treasury stock.
The current share repurchase program allows for the repurchase of up to $15.0 million of the Company's common shares. Under such program, the Company repurchased 203,802 shares of its common stock at an average price of $27.44 per share and a total cost of $5.6 million during the year-to-date period ended September 30, 2025. No shares were repurchased during the subsequent period through October 23, 2025. As of September 30, 2025, $9.4 million remained available under this program.

CREDIT QUALITY REVIEW

Credit Quality	As of or For the Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2025	2025	2024
Credit loss expense related to loans	$1,432	$12,089	$1,835
Net charge-offs	15,332	189	1,735
Allowance for credit losses	51,900	65,800	54,000
Pass	$4,199,070	$4,155,385	$4,016,683
Special Mention	80,833	98,998	177,241
Classified	139,725	126,805	134,832
Criticized	220,558	225,803	312,073
Loans greater than 30 days past due and accruing	$7,729	$12,161	$11,940
Nonperforming loans	$29,992	$37,192	$21,954
Nonperforming assets	33,944	40,606	25,537
Net charge-off ratio(1)	1.38%	0.02%	0.16%
Classified loans ratio(2)	3.16%	2.89%	3.11%
Criticized loans ratio(3)	4.99%	5.15%	7.21%
Nonperforming loans ratio(4)	0.68%	0.85%	0.51%
Nonperforming assets ratio(5)	0.54%	0.66%	0.39%
Allowance for credit losses ratio(6)	1.17%	1.50%	1.25%
Allowance for credit losses to nonaccrual loans ratio(7)	180.84%	179.19%	260.84%
(1) Net charge-off ratio is calculated as annualized net charge-offs divided by the sum of average loans held for investment, net of unearned income and average loans held for sale, during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Criticized loans ratio is calculated as criticized loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming loans ratio is calculated as nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(5) Nonperforming assets ratio is calculated as nonperforming assets divided by total assets at the end of the period.
(6) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(7) Allowance for credit losses to nonaccrual loans ratio is calculated as allowance for credit losses divided by nonaccrual loans at the end of the period.
Compared to the linked quarter, nonperforming loans and nonperforming assets decreased $7.2 million and $6.7 million, respectively. Special mention loan balances decreased $18.2 million, or 18%, while classified loan balances increased $12.9 million, or 10%. Compared to the same period of the prior year, nonperforming loans and nonperforming assets increased $8.0 million and $8.4 million, respectively. Special mention loan balances decreased $96.4 million, or 54%, while classified loan balances increased $4.9 million, or 4%. The net charge-off ratio increased 136 bps from the linked quarter and increased 122 bps from the same period in the prior year, primarily due to the $14.6 million charge-off on a single CRE office credit that was reserved for in the second quarter of 2025.
As of September 30, 2025, the allowance for credit losses was $51.9 million and the allowance for credit losses ratio was 1.17%, compared with $65.8 million and 1.50%, respectively, at June 30, 2025. Credit loss expense of $2.1 million reflected an additional reserve taken to support organic loan growth, and a $0.7 million increase in the reserve for unfunded loan commitments.

Nonperforming Loans Roll Forward	Nonaccrual	90+ Days Past Due & Still Accruing	Total
(Dollars in thousands)
Balance at June 30, 2025	$36,721	$471	$37,192
Loans placed on nonaccrual or 90+ days past due & still accruing	10,181	1,400	11,581
Proceeds related to repayment or sale	(1,882)	(4)	(1,886)
Loans returned to accrual status or no longer past due	(467)	(154)	(621)
Charge-offs	(14,869)	(421)	(15,290)
Transfers to foreclosed assets	(984)	—	(984)
Balance at September 30, 2025	$28,700	$1,292	$29,992

CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, October 24, 2025. To participate, you may pre-register for this call utilizing the following link: https://www.netroadshow.com/events/login?show=414319b0&confId=80379. After pre-registering for this event you will receive your access details via email. On the day of the call, you are also able to dial 1-833-470-1428 using an access code of 482280 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until January 22, 2026 by calling 1-866-813-9403 and using the replay access code of 781952. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.
Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) the effects of changes in interest rates, including on our net income and the value of our securities portfolio; (2) fluctuations in the value of our investment securities; (3) effects on the U.S. economy resulting from the threat or implementation of, or changes to existing, policies and executive orders, including concerning tariffs, immigration, regulatory or other governmental agencies, DEI and ESG initiative trends, consumer protection policies, foreign policy and tax regulations; (4) volatility of rate-sensitive deposits; (5) asset/liability matching risks and liquidity risks; (6) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (7) the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; (8) credit quality deterioration, pronounced and sustained reduction in real estate market values, or other uncertainties, including the impact of inflationary pressures and future monetary policies of the Federal Reserve in response thereto on economic conditions and our business, resulting in an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (9) the sufficiency of the allowance for credit losses to absorb the amount of expected losses inherent in our existing loan portfolio; (10) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (11) credit risks and risks from concentrations (by type of borrower, collateral, geographic area and by industry) within our loan portfolio; (12) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (13) governmental monetary and fiscal policies; (14) new or revised general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business, including the risk of a recession; (15) the imposition of domestic or foreign tariffs or other governmental policies impacting the global supply chain and value of the agricultural or other products of our borrowers; (16) war or terrorist activities, including ongoing conflicts in the Middle East and the Russian invasion of Ukraine, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (17) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators, and including changes in interpretation or prioritization of such laws and regulations; (18) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (19) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (20) changes in the business and economic conditions generally and in the financial services industry, and the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in prior bank failures; (21) the occurrence of fraudulent activity, breaches, or failures of our or our third party vendors' information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (22) the ability to attract and retain key executives and employees experienced in banking and financial services; (23) our ability to adapt successfully to technological changes implemented by us and other parties in the financial services industry, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequence to us and our customers, including the development and implementation of tools incorporating artificial intelligence; (24) operational risks, including data processing system failures and fraud; (25) the costs, effects and outcomes of existing or future litigation or other legal proceedings and regulatory actions; (26) the risks of mergers or branch sales, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (27) the economic impacts on the Company and its customers of climate change, natural disasters and exceptional weather occurrences, such as: tornadoes, floods and blizzards; and (28) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC.
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2025	2025	2025	2024	2024
ASSETS
Cash and due from banks	$67,125	$78,696	$68,545	$71,803	$72,173
Interest earning deposits in banks	205,116	90,749	182,360	133,092	129,695
Total cash and cash equivalents	272,241	169,445	250,905	204,895	201,868
Debt securities available for sale at fair value	1,175,656	1,235,045	1,305,530	1,328,433	1,623,104
Loans held for sale	12,690	16,812	13,836	749	3,283
Gross loans held for investment	4,429,359	4,391,426	4,315,546	4,328,413	4,344,559
Unearned income, net	(9,731)	(10,238)	(11,362)	(12,786)	(15,803)
Loans held for investment, net of unearned income	4,419,628	4,381,188	4,304,184	4,315,627	4,328,756
Allowance for credit losses	(51,900)	(65,800)	(53,900)	(55,200)	(54,000)
Total loans held for investment, net	4,367,728	4,315,388	4,250,284	4,260,427	4,274,756
Premises and equipment, net	89,552	89,910	90,031	90,851	90,750
Goodwill	69,788	69,788	69,788	69,788	69,788
Other intangible assets, net	21,216	22,359	23,611	25,019	26,469
Foreclosed assets, net	3,952	3,414	3,419	3,337	3,583
Other assets	236,929	238,612	246,990	252,830	258,881
Total assets	$6,249,752	$6,160,773	$6,254,394	$6,236,329	$6,552,482
LIABILITIES
Noninterest bearing deposits	$958,080	$910,693	$903,714	$951,423	$917,715
Interest bearing deposits	4,520,916	4,477,405	4,585,428	4,526,559	4,451,012
Total deposits	5,478,996	5,388,098	5,489,142	5,477,982	5,368,727
Short-term borrowings	—	—	1,482	3,186	410,630
Long-term debt	97,973	112,320	111,398	113,376	115,051
Other liabilities	66,727	71,315	72,747	82,089	95,836
Total liabilities	5,643,696	5,571,733	5,674,769	5,676,633	5,990,244
SHAREHOLDERS' EQUITY
Common stock	21,580	21,580	21,580	21,580	21,580
Additional paid-in capital	415,061	414,485	414,258	414,987	414,965
Retained earnings	244,720	232,718	227,790	217,776	206,490
Treasury stock	(25,929)	(22,186)	(20,905)	(21,885)	(21,955)
Accumulated other comprehensive loss	(49,376)	(57,557)	(63,098)	(72,762)	(58,842)
Total shareholders' equity	606,056	589,040	579,625	559,696	562,238
Total liabilities and shareholders' equity	$6,249,752	$6,160,773	$6,254,394	$6,236,329	$6,552,482

MIDWESTONE FINANCIAL GROUP, INC.
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2025	2025	2025	2024	2024	2025	2024
Interest income
Loans, including fees	$63,679	$62,276	$59,462	$62,458	$62,521	$185,417	$182,111
Taxable investment securities	12,109	12,928	13,327	11,320	8,779	38,364	27,467
Tax-exempt investment securities	688	699	703	728	1,611	2,090	4,984
Other	2,466	1,517	1,247	3,761	785	5,230	1,445
Total interest income	78,942	77,420	74,739	78,267	73,696	231,101	216,007
Interest expense
Deposits	26,270	25,665	25,484	27,324	29,117	77,419	85,785
Short-term borrowings	19	19	25	115	5,043	63	15,427
Long-term debt	1,645	1,754	1,791	1,890	2,015	5,190	6,196
Total interest expense	27,934	27,438	27,300	29,329	36,175	82,672	107,408
Net interest income	51,008	49,982	47,439	48,938	37,521	148,429	108,599
Credit loss expense	2,132	11,889	1,687	1,291	1,535	15,708	7,491
Net interest income after credit loss expense	48,876	38,093	45,752	47,647	35,986	132,721	101,108
Noninterest income
Investment services and trust activities	4,059	3,705	3,544	3,779	3,410	11,308	10,417
Service charges and fees	2,423	2,190	2,131	2,159	2,170	6,744	6,470
Card revenue	1,752	1,934	1,744	1,833	1,935	5,430	5,785
Loan revenue	924	1,417	1,194	1,841	760	3,535	3,141
Bank-owned life insurance	703	677	1,057	719	879	2,437	2,207
Investment securities gains (losses), net	—	—	33	161	(140,182)	33	(140,113)
Other	392	326	433	345	640	1,151	13,009
Total noninterest income (loss)	10,253	10,249	10,136	10,837	(130,388)	30,638	(99,084)
Noninterest expense
Compensation and employee benefits	22,312	21,011	21,212	20,684	19,943	64,535	61,858
Occupancy expense of premises, net	2,690	2,540	2,588	2,772	2,443	7,818	7,691
Equipment	2,601	2,550	2,426	2,688	2,486	7,577	7,616
Legal and professional	2,067	2,153	2,226	2,534	2,261	6,446	6,573
Data processing	1,568	1,486	1,698	1,719	1,580	4,752	4,585
Marketing	624	762	552	793	619	1,938	1,853
Amortization of intangibles	1,143	1,252	1,408	1,449	1,470	3,803	4,700
FDIC insurance	780	851	917	980	923	2,548	2,916
Communications	155	161	159	154	159	475	546
Foreclosed assets, net	401	83	74	56	330	558	826
Other	3,296	2,918	3,033	3,543	3,584	9,247	7,960
Total noninterest expense	37,637	35,767	36,293	37,372	35,798	109,697	107,124
Income (loss) before income tax expense (benefit)	21,492	12,575	19,595	21,112	(130,200)	53,662	(105,100)
Income tax expense (benefit)	4,477	2,595	4,457	4,782	(34,493)	11,529	(28,481)
Net income (loss)	$17,015	$9,980	$15,138	$16,330	$(95,707)	$42,133	$(76,619)

Earnings (loss) per common share
Basic	$0.82	$0.48	$0.73	$0.79	$(6.05)	$2.03	$(4.86)
Diluted	$0.82	$0.48	$0.73	$0.78	$(6.05)	$2.03	$(4.86)
Weighted average basic common shares outstanding	20,682	20,816	20,797	20,776	15,829	20,765	15,772
Weighted average diluted common shares outstanding	20,718	20,843	20,849	20,851	15,829	20,801	15,772
Dividends paid per common share	$0.2425	$0.2425	$0.2425	$0.2425	$0.2425	$0.7275	$0.7275

MIDWESTONE FINANCIAL GROUP, INC.
FINANCIAL STATISTICS

	As of or for the Three Months Ended			As of or for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2025	2025	2024	2025	2024
Earnings:
Net interest income	$51,008	$49,982	$37,521	$148,429	$108,599
Noninterest income (loss)	10,253	10,249	(130,388)	30,638	(99,084)
Total revenue, net of interest expense	61,261	60,231	(92,867)	179,067	9,515
Credit loss expense	2,132	11,889	1,535	15,708	7,491
Noninterest expense	37,637	35,767	35,798	109,697	107,124
Income (loss) before income tax expense	21,492	12,575	(130,200)	53,662	(105,100)
Income tax expense (benefit)	4,477	2,595	(34,493)	11,529	(28,481)
Net income (loss)	$17,015	$9,980	$(95,707)	$42,133	$(76,619)
Pre-tax pre-provision net revenue(1)	$23,624	$24,464	$(128,665)	$69,370	$(97,609)
Adjusted earnings(1)	18,054	10,176	9,141	43,532	21,762
Per Share Data:
Diluted earnings (loss)	$0.82	$0.48	$(6.05)	$2.03	$(4.86)
Adjusted earnings(1)	0.87	0.49	0.58	2.09	1.38
Book value	29.37	28.36	27.06	29.37	27.06
Tangible book value(1)	24.96	23.92	22.43	24.96	22.43
Ending Balance Sheet:
Total assets	$6,249,752	$6,160,773	$6,552,482	$6,249,752	$6,552,482
Loans held for investment, net of unearned income	4,419,628	4,381,188	4,328,756	4,419,628	4,328,756
Total securities	1,175,656	1,235,045	1,623,104	1,175,656	1,623,104
Total deposits	5,478,996	5,388,098	5,368,727	5,478,996	5,368,727
Short-term borrowings	—	—	410,630	—	410,630
Long-term debt	97,973	112,320	115,051	97,973	115,051
Total shareholders' equity	606,056	589,040	562,238	606,056	562,238
Average Balance Sheet:
Average total assets	$6,219,871	$6,172,649	$6,583,404	$6,187,210	$6,643,897
Average total loans	4,392,991	4,370,196	4,311,693	4,351,665	4,343,087
Average total deposits	5,448,064	5,398,916	5,402,634	5,415,447	5,465,993
Financial Ratios:
Return on average assets	1.09%	0.65%	(5.78)%	0.91%	(1.54)%
Return on average equity	11.34%	6.81%	(69.05)%	9.63%	(19.03)%
Return on average tangible equity(1)	14.08%	8.84%	(82.78)%	12.22%	(22.17)%
Efficiency ratio(1)	58.21%	56.20%	70.32%	57.91%	65.20%
Net interest margin, tax equivalent(1)	3.57%	3.57%	2.51%	3.53%	2.42%
Loans to deposits ratio	80.66%	81.31%	80.63%	80.66%	80.63%
CET1 Ratio	11.10%	11.02%	9.91%	11.10%	9.91%
Common equity ratio	9.70%	9.56%	8.58%	9.70%	8.58%
Tangible common equity ratio(1)	8.36%	8.19%	7.22%	8.36%	7.22%
Credit Risk Profile:
Total nonperforming loans	$29,992	$37,192	$21,954	$29,992	$21,954
Nonperforming loans ratio	0.68%	0.85%	0.51%	0.68%	0.51%
Total nonperforming assets	$33,944	$40,606	$25,537	$33,944	$25,537
Nonperforming assets ratio	0.54%	0.66%	0.39%	0.54%	0.39%
Net charge-offs	$15,332	$189	$1,735	$18,608	$2,448
Net charge-off ratio	1.38%	0.02%	0.16%	0.57%	0.08%
Allowance for credit losses	$51,900	$65,800	$54,000	$51,900	$54,000
Allowance for credit losses ratio	1.17%	1.50%	1.25%	1.17%	1.25%
Allowance for credit losses to nonaccrual ratio	180.84%	179.19%	260.84%	180.84%	260.84%

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC.
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$4,392,991	$64,732	5.85%	$4,370,196	$63,298	5.81%	$4,311,693	$63,472	5.86%
Taxable investment securities	1,098,771	12,109	4.37%	1,168,048	12,928	4.44%	1,489,843	8,779	2.34%
Tax-exempt investment securities (2)(4)	103,321	846	3.25%	102,792	859	3.35%	313,935	1,976	2.50%
Total securities held for investment(2)	1,202,092	12,955	4.28%	1,270,840	13,787	4.35%	1,803,778	10,755	2.37%
Other	212,544	2,466	4.60%	104,628	1,517	5.82%	52,054	785	6.00%
Total interest earning assets(2)	$5,807,627	$80,153	5.48%	$5,745,664	$78,602	5.49%	$6,167,525	$75,012	4.84%
Other assets	412,244			426,985			415,879
Total assets	$6,219,871			$6,172,649			$6,583,404
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,208,957	$2,065	0.68%	$1,221,266	$2,101	0.69%	$1,243,327	$3,041	0.97%
Money market deposits	981,896	6,187	2.50%	986,029	6,057	2.46%	1,047,081	7,758	2.95%
Savings deposits	882,572	3,533	1.59%	843,223	3,161	1.50%	761,922	3,128	1.63%
Time deposits	1,440,704	14,485	3.99%	1,436,301	14,346	4.01%	1,430,723	15,190	4.22%
Total interest bearing deposits	4,514,129	26,270	2.31%	4,486,819	25,665	2.29%	4,483,053	29,117	2.58%
Securities sold under agreements to repurchase	—	—	—%	896	1	0.45%	5,812	12	0.82%
Other short-term borrowings	—	19	—%	—	18	—%	415,961	5,031	4.81%
Total short-term borrowings	—	19	—%	896	19	8.51%	421,773	5,043	4.76%
Long-term debt	103,044	1,645	6.33%	112,035	1,754	6.28%	116,032	2,015	6.91%
Total borrowed funds	103,044	1,664	6.41%	112,931	1,773	6.30%	537,805	7,058	5.22%
Total interest bearing liabilities	$4,617,173	$27,934	2.40%	$4,599,750	$27,438	2.39%	$5,020,858	$36,175	2.87%
Noninterest bearing deposits	933,935			912,097			919,581
Other liabilities	73,707			73,094			91,551
Shareholders’ equity	595,056			587,708			551,414
Total liabilities and shareholders’ equity	$6,219,871			$6,172,649			$6,583,404
Net interest income(2)		$52,219			$51,164			$38,837
Net interest spread(2)			3.08%			3.10%			1.97%
Net interest margin(2)			3.57%			3.57%			2.51%

Total deposits(5)	$5,448,064	$26,270	1.91%	$5,398,916	$25,665	1.91%	$5,402,634	$29,117	2.14%
Cost of funds(6)			2.00%			2.00%			2.42%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $381 thousand, $272 thousand, and $378 thousand for the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, respectively. Loan purchase discount accretion was $1.0 million, $1.1 million, and $1.4 million for the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, respectively. Tax equivalent adjustments were $1.1 million, $1.0 million, and $951 thousand for the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $158 thousand, $160 thousand, and $365 thousand for the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

MIDWESTONE FINANCIAL GROUP, INC.
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Nine Months Ended
	September 30, 2025			September 30, 2024
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$4,351,665	$188,473	5.79%	$4,343,087	$184,920	5.69%
Taxable investment securities	1,157,821	38,364	4.43%	1,522,447	27,467	2.41%
Tax-exempt investment securities (2)(4)	103,884	2,570	3.31%	321,560	6,113	2.54%
Total securities held for investment(2)	1,261,705	40,934	4.34%	1,844,007	33,580	2.43%
Other	147,426	5,230	4.74%	34,435	1,445	5.61%
Total interest earning assets(2)	$5,760,796	$234,637	5.45%	$6,221,529	$219,945	4.72%
Other assets	426,414			422,368
Total assets	$6,187,210			$6,643,897
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,223,487	$6,293	0.69%	$1,280,581	$9,076	0.95%
Money market deposits	990,146	18,577	2.51%	1,074,006	23,644	2.94%
Savings deposits	854,014	9,751	1.53%	731,724	7,848	1.43%
Time deposits	1,425,025	42,798	4.02%	1,449,485	45,217	4.17%
Total interest bearing deposits	4,492,672	77,419	2.30%	4,535,796	85,785	2.53%
Securities sold under agreements to repurchase	1,190	6	0.67%	5,482	33	0.80%
Other short-term borrowings	—	57	—%	422,653	15,394	4.87%
Total short-term borrowings	1,190	63	7.08%	428,135	15,427	4.81%
Long-term debt	109,443	5,190	6.34%	119,837	6,196	6.91%
Total borrowed funds	110,633	5,253	6.35%	547,972	21,623	5.27%
Total interest bearing liabilities	$4,603,305	$82,672	2.40%	$5,083,768	$107,408	2.82%
Noninterest bearing deposits	922,775			930,197
Other liabilities	76,329			92,235
Shareholders’ equity	584,801			537,697
Total liabilities and shareholders’ equity	$6,187,210			$6,643,897
Net interest income(2)		$151,965			$112,537
Net interest spread(2)			3.05%			1.90%
Net interest margin(2)			3.53%			2.42%

Total deposits(5)	$5,415,447	$77,419	1.91%	$5,465,993	$85,785	2.10%
Cost of funds(6)			2.00%			2.39%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $909 thousand and $952 thousand for the nine months ended September 30, 2025 and September 30, 2024, respectively. Loan purchase discount accretion was $3.3 million and $3.8 million for the nine months ended September 30, 2025 and September 30, 2024, respectively. Tax equivalent adjustments were $3.1 million and $2.8 million for the nine months ended September 30, 2025 and September 30, 2024, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $480 thousand and $1.1 million for the nine months ended September 30, 2025 and September 30, 2024, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, efficiency ratio, adjusted earnings and adjusted earnings per share, and pre-tax pre-provision net revenue. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2025	2025	2025	2024	2024
Total shareholders’ equity	$606,056	$589,040	$579,625	$559,696	$562,238
Intangible assets, net	(91,004)	(92,147)	(93,399)	(94,807)	(96,257)
Tangible common equity	$515,052	$496,893	$486,226	$464,889	$465,981

Total assets	$6,249,752	$6,160,773	$6,254,394	$6,236,329	$6,552,482
Intangible assets, net	(91,004)	(92,147)	(93,399)	(94,807)	(96,257)
Tangible assets	$6,158,748	$6,068,626	$6,160,995	$6,141,522	$6,456,225

Book value per share	$29.37	$28.36	$27.85	$26.94	$27.06
Tangible book value per share(1)	$24.96	$23.92	$23.36	$22.37	$22.43
Shares outstanding	20,632,760	20,769,577	20,815,715	20,777,485	20,774,919

Common equity ratio	9.70%	9.56%	9.27%	8.97%	8.58%
Tangible common equity ratio(2)	8.36%	8.19%	7.89%	7.57%	7.22%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Nine Months Ended
Return on Average Tangible Equity	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2025	2025	2024	2025	2024
Net income (loss)	$17,015	$9,980	$(95,707)	$42,133	$(76,619)
Intangible amortization, net of tax(1)	850	931	1,090	2,828	3,487
Tangible net income (loss)	$17,865	$10,911	$(94,617)	$44,961	$(73,132)

Average shareholders’ equity	$595,056	$587,708	$551,414	$584,801	$537,697
Average intangible assets, net	(91,571)	(92,733)	(96,706)	(92,815)	(97,102)
Average tangible equity	$503,485	$494,975	$454,708	$491,986	$440,595

Return on average equity	11.34%	6.81%	(69.05)%	9.63%	(19.03)%
Return on average tangible equity(2)	14.08%	8.84%	(82.78)%	12.22%	(22.17)%
(1) The income tax rate utilized was the blended marginal tax rate.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2025	2025	2024	2025	2024
Net interest income	$51,008	$49,982	$37,521	$148,429	$108,599
Tax equivalent adjustments:
Loans(1)	1,053	1,022	951	3,056	2,809
Securities(1)	158	160	365	480	1,129
Net interest income, tax equivalent	$52,219	$51,164	$38,837	$151,965	$112,537
Loan purchase discount accretion	(962)	(1,142)	(1,426)	(3,270)	(3,839)
Core net interest income	$51,257	$50,022	$37,411	$148,695	$108,698

Net interest margin	3.48%	3.49%	2.42%	3.44%	2.33%
Net interest margin, tax equivalent(2)	3.57%	3.57%	2.51%	3.53%	2.42%
Core net interest margin(3)	3.50%	3.49%	2.41%	3.45%	2.33%
Average interest earning assets	$5,807,627	$5,745,664	$6,167,525	$5,760,796	$6,221,529
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Nine Months Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2025	2025	2024	2025	2024
Loan interest income, including fees	$63,679	$62,276	$62,521	$185,417	$182,111
Tax equivalent adjustment(1)	1,053	1,022	951	3,056	2,809
Tax equivalent loan interest income	$64,732	$63,298	$63,472	$188,473	$184,920
Loan purchase discount accretion	(962)	(1,142)	(1,426)	(3,270)	(3,839)
Core loan interest income	$63,770	$62,156	$62,046	$185,203	$181,081

Yield on loans	5.75%	5.72%	5.77%	5.70%	5.60%
Yield on loans, tax equivalent(2)	5.85%	5.81%	5.86%	5.79%	5.69%
Core yield on loans(3)	5.76%	5.70%	5.72%	5.69%	5.57%
Average loans	$4,392,991	$4,370,196	$4,311,693	$4,351,665	$4,343,087
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Nine Months Ended
Efficiency Ratio	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2025	2025	2024	2025	2024
Total noninterest expense	$37,637	$35,767	$35,798	$109,697	$107,124
Amortization of intangibles	(1,143)	(1,252)	(1,470)	(3,803)	(4,700)
Merger-related expenses	(132)	—	(133)	(172)	(2,301)
Noninterest expense used for efficiency ratio	$36,362	$34,515	$34,195	$105,722	$100,123

Net interest income, tax equivalent(1)	$52,219	$51,164	$38,837	$151,965	$112,537
Plus: Noninterest income (loss)	10,253	10,249	(130,388)	30,638	(99,084)
Less: Investment securities gains (losses), net	—	—	(140,182)	33	(140,113)
Net revenues used for efficiency ratio	$62,472	$61,413	$48,631	$182,570	$153,566

Efficiency ratio (2)	58.21%	56.20%	70.32%	57.91%	65.20%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles and merger-related expenses divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

	Three Months Ended			Nine Months Ended
Adjusted Earnings	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2025	2025	2024	2025	2024
Net income (loss)	$17,015	$9,980	$(95,707)	$42,133	$(76,619)
Less: Investment securities gains (losses), net of tax(1)	—	—	(103,988)	25	(103,937)
Less: Mortgage servicing rights (loss) gain, net of tax(1)	(454)	(196)	(761)	(809)	(938)
Plus: Merger-related expenses, net of tax(1)	98	—	99	128	1,707
Less: (Loss) on extinguishment of debt, net of tax(1)	(487)	—	—	(487)	—
Less: Gain on branch sale, net of tax(1)	—	—	—	—	8,201
Adjusted earnings	$18,054	$10,176	$9,141	$43,532	$21,762

Weighted average diluted common shares outstanding	20,718	20,843	15,829	20,801	15,772

Earnings per common share - diluted	$0.82	$0.48	$(6.05)	$2.03	$(4.86)
Adjusted earnings per common share(2)	$0.87	$0.49	$0.58	$2.09	$1.38
(1) The income tax rate utilized was the blended marginal tax rate.
(2) Adjusted earnings divided by weighted average diluted common shares outstanding.

	For the Three Months Ended			Year Ended
Pre-tax Pre-provision Net Revenue	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2025	2025	2024	2025	2024
Net interest income	$51,008	$49,982	$37,521	$148,429	$108,599
Noninterest income (loss)	10,253	10,249	(130,388)	30,638	(99,084)
Noninterest expense	(37,637)	(35,767)	(35,798)	(109,697)	(107,124)
Pre-tax Pre-provision Net Revenue	$23,624	$24,464	$(128,665)	$69,370	$(97,609)

Contact:
Charles N. Reeves	Barry S. Ray
Chief Executive Officer	Chief Financial Officer
319.356.5800	319.356.5800